Exhibit 99.1

For more information, contact:
Novatel Wireless	The Blueshirt Group, Investor Relations
Julie Cunningham	Chris Danne, Rakesh Mehta
Investor Relations	(415) 217-7722
(858) 320-8837	chris@blueshirtgroup.com
ir@nvtl.com	rakesh@blueshirtgroup.com

NOVATEL WIRELESS REPORTS THIRD QUARTER 2006 RESULTS

Company Achieves Its Highest Quarterly Revenues And Record Product Introductions

SAN DIEGO, CA — October 24, 2006 — Novatel Wireless, Inc. (Nasdaq: NVTL), a leading provider of wireless broadband access solutions, today reported financial results for the third quarter ended September 30, 2006.

Revenues for the third quarter increased 32% to $55.6 million compared to revenues of $42.1 million reported in the same period last year. Third quarter GAAP net loss was $856,000 or $0.03 per diluted share, compared to GAAP net income of $5.5 million, or $0.18 per diluted share (including $0.08 per diluted share related to certain deferred tax assets) in the prior year period. Our 2006 third quarter GAAP results reflect the fiscal year 2006 adoption of Statement of Financial Accounting Standards No.123R resulting in the expensing of $2.7 million of non-cash share-based compensation, or $1.9 million, net of related taxes. Excluding the effect of these charges, non-GAAP net income was $1.1 million or $0.04 per diluted share.

“Third quarter sales reached the highest level in Company history, driven by record order flow on new product introductions which accounted for approximately 50% of revenues,” said Peter Leparulo, executive chairman of Novatel Wireless. “Importantly, Novatel Wireless recognized significant revenue from 11 different products and from each prong of our diversification strategy, with embedded products and fixed mobile convergence solutions contributing over 20% of revenues combined. This positive momentum gives us confidence that our diversification strategy is working and will set the stage for continued growth in 2007.”

— more —

“Our third quarter results yielded healthy revenue growth of 32% year-over-year and 22% over the second quarter of 2006. Additionally, we showed sequential improvement across all the major metrics on our income statement and balance sheet, pointing to the future operating leverage in our business model. Gross margins improved incrementally in the third quarter and operating expenses decreased as a percentage of sales despite a tight component market and the costs of new product introductions. We expect these general trends to continue in Q4 but the ramp in demand on our new products has been above forecast and manufacturing lead times remain exceptionally tight so that we will not recognize the full efficiencies of volume production on these new products until the early part of 2007,” said Dan Halvorson, chief financial officer of Novatel Wireless.

Fourth Quarter 2006 Outlook

The following statements are forward-looking and actual results may differ materially. Please see the section titled, “Cautionary Note Regarding Forward-looking Statements” at the end of this press release for a description of risks. Please see our quarterly and annual reports on file with the Securities and Exchange Commission (SEC) for a more detailed description of risk factors.

The following table summarizes our financial guidance for the period ending December 31, 2006. These estimates are based on our current business outlook as of the date of this press release.

Revenues	$61-$63 million

GAAP Earnings Per Share, Diluted	$0.02 - $0.04

Non-GAAP Earnings Per Share, Diluted	$0.06 - $0.07

Third Quarter and Subsequent Highlights:

•	Launched the first EV-DO Rev. A-capable Mobile Broadband PC Card with Sprint to support its nationwide network footprint covering an expected 200 million people by the end of 2006.

•	Shipped our industry-leading EV-DO Rev. A embedded module to leading OEM customers.

•	Announced the commercial availability of the industry’s first EV-DO ExpressCard with Verizon Wireless and the industry’s first HSDPA ExpressCard with leading operators in Europe and Asia.

•	Announced that our MobiLink™ communications software suite is being pre-installed in over 30 laptop platforms of tier-1 laptop manufacturers through June 2007. The Vista-ready connection manager provides key features such as intelligent power management, local customization, over-the-air provisioning and SMS.

•	Launched the MCD3000 EV-DO USB product, the latest generation of our fixed mobile convergence Ovation line of products, with a major North American carrier. The MCD3000 features downlink data speeds of up to 3.1 Mbps, wireless assisted global positioning capabilities and incorporates an advanced dual-band antenna system.

•	Announced next generation design wins for both HSDPA and EV-DO Rev. A with one of our leading laptop customers, ensuring that we will be designed into laptops shipping in the first quarter of 2007.

•	Panasonic and Cingular introduced Panasonic® Toughbook® CF-29 notebooks with built-in 3G-based Broadband Connect service using our HSDPA embedded modules.

Conference Call Information

We will host a conference call for analysts and investors to discuss our quarterly results today at 4:30 p.m. ET. A live webcast of the conference call will also be accessible from the “Investor Relations” section of our website at www.novatelwireless.com. Following the live webcast, an archived version will be available on our website.

About Novatel Wireless

Novatel Wireless, Inc. is revolutionizing wireless communications. The company is a leader in the design and development of innovative wireless broadband access solutions based on 3G WCDMA (HSDPA & UMTS), CDMA and GSM technologies. Novatel Wireless’ Merlin™ PC Cards and ExpressCards, Expedite® Embedded Modules, MobiLink™Communications Software Suite, Ovation™ Fixed Mobile Convergence Products and Conversa™ Software Suite enable high-speed wireless access. The company delivers innovative 3G solutions to operators, distributors and vertical markets worldwide. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information, visit www.novatelwireless.com. (NVTLG)

Cautionary Note Regarding Forward-Looking Statements

The financial results for 2006 are preliminary and are unaudited. Some of the information presented in this release constitutes forward-looking statements based on management’s current expectations, assumptions, estimates and projections. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. The Company therefore cannot guarantee future results, performance or achievements.

Factors that could cause actual results to differ materially from Novatel Wireless’ expectations are set forth as risk factors in the Company’s SEC reports and filings and include, without limitation, future demand for access to wireless data and factors affecting that demand; the future growth of wireless wide area networking and factors affecting that growth; changes in commercially adopted wireless transmission standards and technologies; growth in 3G infrastructure spending; the sufficiency of our capital resources; the effect of changes in accounting standards and in aspects of our critical accounting policies; the utilization of our net operating loss carryforwards; and our general business and strategy, including plans and expectations relating to technology, product development, strategic relationships, customers, manufacturing, service activities and international expansion.

These factors, as well as other factors detailed from time to time in the Company’s SEC reports and filings (available at www.sec.gov), could cause actual results to differ materially. Novatel Wireless assumes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as otherwise required pursuant to our on-going reporting obligations under the Securities Exchange Act of 1934, as amended.

©2006 Novatel Wireless. All rights reserved. The Novatel Wireless logo, Merlin, Expedite, MobiLink, Ovation and Conversa are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

# # #

NOVATEL WIRELESS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	As of
	September 30, 2006	December 31, 2005
ASSETS

Current assets:
Cash and cash equivalents	$33,712	$36,653
Marketable securities	45,231	47,075
Accounts receivable, net	39,566	28,121
Inventories	16,850	23,132
Deferred tax assets, net	9,618	5,253
Other current assets	4,501	9,821

Total current assets	149,478	150,055
Property and equipment, net	15,419	13,865
Marketable securities	1,174	6,611
Intangible assets, net	2,748	3,459
Deferred tax assets, net	1,849	1,849
Other assets	231	225

	$170,899	$176,064

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$28,329	$34,226
Accrued expenses	13,688	11,888
Line of credit	—	5,000
Capital lease obligation	—	3,891

Total current liabilities	42,017	55,005

Stockholders’ equity:
Common stock	30	29
Additional paid-in capital	353,346	343,738
Accumulated other comprehensive income	(43)	(364)
Accumulated deficit	(224,451)	(222,344)

Total stockholders’ equity	128,882	121,059

	$170,899	$176,064

NOVATEL WIRELESS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Revenue	$55,551	$42,129	$141,364	$113,053
Cost of revenue	41,095	28,991	106,481	77,431

Gross margin	14,456	13,138	34,883	35,622

Operating costs and expenses:
Research and development	8,714	5,200	22,549	13,163
Sales and marketing	3,724	1,912	9,919	5,197
General and administrative	3,685	1,913	11,415	5,557

Total operating expenses	16,123	9,025	43,883	23,917
Operating income (loss)	(1,667)	4,113	(9,000)	11,705
Other income (expense):
Interest income and expense, net	751	632	1,917	1,652
Other, net	(302)	(207)	1,229	(288)

Income (loss) before income taxes	(1,218)	4,538	(5,854)	13,069
Income tax expense (benefit)	(362)	(912)	(3,747)	2,074

Net income (loss)	$(856)	$5,450	$(2,107)	$10,995

Per share data:
Net income (loss) per common share:
Basic	$(0.03)	$0.19	$(0.07)	$0.38
Diluted	$(0.03)	$0.18	$(0.07)	$0.36
Weighted average shares used in computation of per share calculation:
Basic	29,672	29,186	29,532	29,076
Diluted	29,672	30,333	29,532	30,275

Reconciliation of GAAP Net Income to Non-GAAP Net Income

Three Months Ended September 30, 2006

	GAAP	Adjustments (a)	Non-GAAP
Revenue	$55,551		$55,551
Cost of revenue	41,095	$(149)	40,946

Gross margin	14,456	149	14,605

Operating costs and expenses:
Research and development	8,714	(598)	8,116
Sales and marketing	3,724	(531)	3,193
General and administrative	3,685	(1,468)	2,217

Total operating expenses	16,123	(2,597)	13,526
Operating income (loss)	(1,667)	2,746	1,079

Other income (expense):
Interest income and expense, net	751		751
Other, net	(302)		(302)

Income (loss) before income taxes	(1,218)	2,746	1,528
Income tax expense (benefit)	(362)	818	456

Net income	$(856)	$1,928	$1,072

Per share data:
Net income per common share:
Basic	$(0.03)		$0.04
Diluted	$(0.03)		$0.04
Weighted average shares used in computation of per share calculation:
Basic	29,672		29,672
Diluted	29,672		29,954

(a)	Adjustments reflect stock-based compensation expense recorded under SFAS 123R, and its effect on taxes.